UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDED CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2009

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway
Suite 212
Boca Raton, FL 33432
 (Address of principal executive offices and Zip Code)

(561) 953-5343
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

The prior Form 8-K filed by Bonds.com Group, Inc. on September 3, 2009 for the Date of Report August 28, 2009 is hereby amended and restated in its entirety as follows:

Item 1.01 Entry into a Material Definitive Agreement.

Unit Purchase Agreement

On August 28, 2009 (the ‘Effective Date”), Bonds.com Group, Inc. (“we,” “us” or the “Company’) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Fund Holdings, LLC.   Pursuant to the terms and conditions of the Purchase Agreement, we expect to raise gross proceeds of up to $5,000,000 through the sale of 5,000 Units (as further described below) on or before November 26, 2009.  As of September 2, 2009, we have raised gross proceeds of $1,000,000.00.  The following description of the Purchase Agreement is not complete and is qualified in its entirety by the actual terms of the Purchase Agreement, a copy of which is incorporated herein by reference and attached hereto as Exhibit 10.1.

In connection with the Purchase Agreement, the Company has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Company an aggregate of 5,000 units (each, a “Unit,” and collectively, the “Units”) at a purchase price of $1,000 per Unit, as more fully set forth herein.  Pursuant to the terms of the Purchase Agreement, the Units will be sold in three or more closings, in accordance with the following schedule: 1,000 Units will be sold no later than September 2, 2009 (the “Initial Closing”); an additional 1,000 Units will be sold no later than October 12, 2009 (the “Second Closing”), and the final 3,000 Units will be sold no later than December 26, 2009 (the “Third Closing”).

Each Unit consists of: (i) 2,667 shares of common stock of the Company (the “Common Stock”); (ii) the right, within three years of the applicable closing date upon which such Unit is purchased, to purchase an additional 9,597 (as equitably adjusted for stock splits, combinations and the like) shares of Common Stock (the “Ordinary Purchase Rights”), and (iii) in the event that all 5,000 Units are sold by December 26, 2009, the unvested right to purchase up to 26,893,580 (as equitably adjusted for stock splits, combinations and the like) shares of Common Stock (the “Additional Purchase Rights”).  The Additional Purchase Rights will vest in the future only to the extent and in such amount as is equal to the number of shares of Common Stock, up to 26,893,580, that the Company actually issues in the future on account of convertible notes, warrants and options in existence as of the Initial Closing.  The Ordinary Purchase Rights are exercisable by the Purchaser generally at any time within three years of the date of the closing in which the applicable Unit was purchased. The Additional Purchase Rights are exercisable by the Purchaser at any time within three years of the date that the applicable Additional Purchase Rights vest.

In addition, pursuant to the Purchase Agreement, the Company granted the Purchaser an additional right (the “Special Purchase Rights,” and together with the Ordinary Purchase Rights and Additional Purchase Rights, the “Rights”) to purchase 1,000,000 (as equitably adjusted for stock splits, combinations and the like) shares of Common Stock as of the Initial Closing.  The Purchaser has the right to exercise the Special Purchase Rights at any time during the three year period following the Initial Closing.

Subject to the terms of the Purchase Agreement, the Purchaser has the right, at any time within the exercise periods set forth above, to exercise the Rights at an exercise price equal to the lesser of (1) $0.375 per share (as equitably adjusted for stock splits, combinations and the like), and (2) the price paid for our Common Stock in any future sale of our Common Stock, exclusive of certain excluded transactions.

Additionally, pursuant to the Purchase Agreement, we agreed to the following covenants:

•	Reimbursement – To reimburse the Purchaser for legal fees of up to $20,000;
•	Payment of Due Diligence Fees – Payment of fees equal to 5% of the gross investment amount as a non accountable due diligence fee and expense reimbursement;
•
Veto Rights – To require that (a) the Company’s annual operating budget and (b) any expenditure in excess of $10,000 not included as part of the Company’s annual operating budget be approved by the Board of Directors and the affirmative vote of Edwin L. Knetzger, III (for so long as Mr. Knetzger remains on the Board of Directors), who will, effective and conditioned upon the consummation of the Initial Closing, become Chairman of the Board of Directors;

•
Furnishing of Information – To prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) of the Securities Act such information as is required for the Purchaser to sell its shares of Common Stock under Rule 144;

•
Lock Up – If the Second Closing and Third Closing occur within the applicable time periods described above, then for a period of 30 days after the Third Closing, to not (a) take any action with the intent of facilitating the efforts of, or (b) enter into any agreement with, any third party relating to any possible agreement involving the sale of our capital stock for the purpose of raising capital for the Company, other than if the Board of Directors must take any of the foregoing actions to avoid breaching their fiduciary obligations to the Company;

•	Reverse Stock Split – Subject to approval of the Board of Directors and the affirmative vote of Chairman Knetzger, the Company may effectuate a reverse stock split;
•
Board Observer – Immediately following the Initial Closing, to appoint Mark G. Hollo as a non-voting Special Advisor to the Board of Directors for a period of three (3) years from such date, and in connection therewith, grant Mr. Hollo a stock option of the Company as more fully discussed in Item 3.02 below and afford him the same expense reimbursement and compensation, if any, that is provided to the entire Board of Directors; and

•
Registration Rights – To provide one demand registration right to the Purchaser to cause the Company to register the Common Stock purchased by the Purchaser pursuant to the Purchase Agreement and any shares of Common Stock issued or issuable on account of the exercise of the Rights.  In addition, the Purchaser has been provided with “piggyback” registration rights, which allows the Purchaser to have the shares of Common Stock purchased by the Purchaser pursuant to the Purchase Agreement and any shares issued or issuable on account of the Rights registered by the Company in the event that the Company registers shares of Common Stock in the future (subject to certain customary exclusions and limitations).

With respect to the covenants listed above, in the event that less than 5,000 Units have been purchased by the Purchaser prior to December 26, 2009, certain covenants enumerated above, including those titled “Reverse Stock Split,” “Board Observer,” and “Veto Rights” shall terminate and be of no further force or effect.

Item 3.02 Unregistered Sales of Equity Securities.

Common Stock and Rights

Pursuant to the Purchase Agreement described in Item 1.01 of this current report, as of September 2, 2009, we sold, to the Purchaser, 1,000 Units, which consist of 2,667,000 shares of Common Stock, the right to purchase up to an additional aggregate of 9,597,000 shares of Common Stock and, assuming the Second Closing and Third Closing occur within the applicable time periods described above, the potential and unvested right to purchase up to an additional 5,378,716 shares of Common Stock. In addition, if exercised by Purchaser, the Purchaser may purchase an additional 1,000,000 shares of Common Stock pursuant to the Special Purchase Rights.  As more fully described above, the aggregate purchase price of the Units sold as of September 2, 2009 was $1,000,000, and upon the successful consummation of the sale of the remaining 4,000 Units, the aggregate purchase price will be $5,000,000. Upon the successful consummation of the sale of the remaining 4,000 Units under the Purchase Agreement, we will have sold an aggregate of 13,335,000 shares of Common Stock, the right to purchase an additional 47,985,000 shares of Common Stock and the unvested right to purchase up to 26,893,580 additional shares of Common Stock.  The shares of Common Stock, the Ordinary Purchase Rights, the Special Purchase Rights and the Additional Purchase Rights were offered and sold to the Purchaser in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, in reliance upon representations provided by the Purchaser.

Stock Options

In connection with Mr. Knetzger’s appointment to the Board of Directors and the consummation of the Initial Closing, described more fully in Items 1.01 and 5.02 herein, the Company granted Mr. Knetzger an option pursuant to the Company’s form of Notice of Grant and Stock Option Agreement, a copy of which is incorporated herein by reference and attached hereto as Exhibit 10.2, to purchase 500,000 shares of Common Stock as of the Initial Closing with an exercise price equal to $0.375, the fair market value (as determined by the Board of Directors) on the date of the grant. All of the shares underlying the option shall be fully vested on the date of grant.

In connection with Mr. Hollo’s appointment as a Special Advisor to the Board of Directors to the Company, the Company granted Mr. Hollo an option pursuant to the Company’s form of Notice of Grant and Stock Option Agreement, a copy of which is incorporated herein by reference and attached hereto as Exhibit 10.2, to purchase 250,000 shares of Common Stock as of the Initial Closing with an exercise price equal to $0.375 the fair market value (as determined by the Board of Directors) on the date of the grant.  All of the shares underlying the option shall be fully vested on the date of grant.

The foregoing stock options were offered and sold to the grantees set forth above in private placement transactions made in reliance upon exemptions from registration pursuant to (i) Rule 701 promulgated under the Securities Act of 1933, as amended, (the “Securities Act”) and/or (ii) Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, in reliance upon representations provided by the grantees.

All of such securities offered and sold by us have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information provided in this current report is not an offer to sell nor is it a solicitation of an offer for the purchase of any of our securities and is intended to comply with Rule 135c of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective as of the Initial Closing, the Board of Directors of the Company appointed Edwin L. Knetzger, III to the Company’s Board of Directors to serve for a three (3) year term.  In addition, Mr. Knetzger was appointed as Chairman of the Board of Directors.

In connection with Mr. Knetzger’s appointment, as of the Initial Closing, the Company granted Mr. Knetzger an option to purchase 500,000 shares of Common Stock with an exercise price equal to $0.375, the fair market value (as determined by the Board of Directors) on the date of the grant. All of the shares underlying the option shall be fully vested on the date of grant.

The Company has not at this time determined if Mr. Knetzger will serve on any standing committee.

Also, as of the Initial Closing, the Board of Directors appointed Mark G. Hollo as a non-voting Special Advisor to the Board of Directors for a period of three (3) years from such date.  In connection therewith, the Company granted Mr. Hollo an option to purchase 250,000 shares of Common Stock as of the Initial Closing with an exercise price equal to $0.375 the fair market value (as determined by the Board of Directors) on the date of the grant. All of the shares underlying the option shall be fully vested on the date of grant.

Mr. Knetzger is the Managing Member of Fund Holdings, LLC, the Purchaser mentioned in Item 1.01 herein.  Mr. Hollo is Special Advisor to Mr. Knetzger individually in his role as Managing Member of Fund Holdings, LLC. The approximate dollar amount of the Unit purchase transaction is expected to be $5,000,000.  If all of the Rights under the Purchase Agreement vest and are exercised, the aggregate total value of the transactions therein would be equal to an additional approximately $28.54 million.

Item 8.01 Other Events.

Financial Advisory Agreement

As a condition to the Initial Closing, the Company was required to enter into a Financial Advisory Agreement with The Fund LLC for services related to financial advice, mergers and acquisitions, capital formation and corporate finance, business advisory and related matters.  As of September 3, 2009, the Company has not entered into a formal agreement, but expects to enter into a formal agreement pursuant to which the Company will agree to retain such services of The Fund LLC for a period of three years at a rate of $12,000 per month.

Press Release

On September 3, 2009, the Company filed a press release describing the transactions set forth herein.  A copy of the press release is attached as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.1	Bonds.com Group, Inc. Unit Purchase Agreement dated as of August 28, 2009
10.2	Form of Notice of Non-Statutory Stock Option Grant and Stock Option Agreement
99.1	Press Release dated as of September 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONDS.COM GROUP, INC.

Date: September 3, 2009	By:	/s/ John J. Barry IV
Name: John J. Barry IV
Title: Chief Executive Officer